Exhibit 4(r)-2

Conformed

LOUISVILLE GAS AND ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

_____________________________

Supplemental Indenture No. 1
Dated as of October 15, 2010

_____________________________

Supplemental to the Indenture
dated as of October 1, 2010

_____________________________

Establishing
First Mortgage Bonds, Collateral Series 2010

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE No. 1, dated as of the 15th day of October, 2010, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 4th Floor, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”)1, between the Company and said Trustee, this Supplemental Indenture No. 1 being supplemental thereto.  The Original Indenture and this Supplemental Indenture No. 1 are hereinafter sometimes, together, called the “Indenture.”

RECITALS OF THE COMPANY

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish a first series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 1.”

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 1.  The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the designation and certain terms of the Securities of Series No. 1 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company, and to make the Securities of Series No. 1 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 1 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the real property specifically referred to in Exhibit A attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property), as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

1 of record in Mortgage Book      12165    , Page    237   in the office of the County Clerk of Jefferson County, Kentucky.

ARTICLE ONE

SECURITIES OF SERIES NO. 1

SECTION 101. Creation of Series.

There is hereby created a series of Securities designated “First Mortgage Bonds, Collateral Series 2010,” and the Securities of such series shall:

(a) be issued in the aggregate principal amount of $574,304,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture);

(b) be dated October 20, 2010;

(c) be issued in Tranches having the principal amounts and Stated Maturities set forth below:

	Aggregate Principal Amount	Stated Maturity (subject to prior redemption)
	$25,000,000	May 1, 2027
	10,104,000	September 1, 2027
	22,500,000	September 1, 2026
	35,000,000	November 1, 2027
	128,000,000	October 1, 2033
	40,000,000	February 1, 2035
	31,000,000	June 1, 2033
	35,200,000	June 1, 2033
Subtotal	$326,804,000

	83,335,000	August 1, 2030
	27,500,000	September 1, 2026
	35,000,000	November 1, 2027
	41,665,000	October 1, 2032
	60,000,000	June 1, 2033
Subtotal	$247,500,000
Total	$574,304,000

(a) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(b) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201. Single Instrument.

This Supplemental Indenture No. 1 is a supplement to the Original Indenture.  As supplemented by this Supplemental Indenture No. 1, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute the Indenture.

SECTION 202. Effect of headings.

    The Article and Section headings in this Supplemental Indenture No. 1 are for convenience only and shall not affect the construction hereof.

_______________________

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first written above.

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

ATTEST:

/s/ Dorothy E. O'Brien
Name:	Dorothy E. O'Brien
Title:	Vice President and Deputy General Counsel
- Legal and Environmental Affairs

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Christopher Curti
Name: Christopher Curti
Title: Vice President

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this 15th day of October, 2010, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Betty L. Brinly
Notary Public, State at Large, KY
My commission expires 6/21/2014

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 15th day of October, 2010, before me, a notary public, the undersigned, personally appeared Christopher Curti, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation, and that he, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Danny Lee
Danny Lee
Notary #: 01LE6161129
Qualified in New York County
Commission expires 2/20/2011

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
Global Structured Finance
101 Barclay Street, 4th Floor
New York, New York 10286
Attn:  Global Americas

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Christopher Curti
Name: Christopher Curti
Title: Vice President

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Kentucky Utilities Company
220 West Main Street
Louisville, Kentucky  40202

/s/ James J. Dimas
       James J. Dimas

Exhibit A

LOUISVILLE GAS AND ELECTRIC COMPANY
____________________

REAL PROPERTY
____________________

Schedule of real property owned in fee located in the Commonwealth of Kentucky

The following real property situated, lying and being in the County of Jefferson, Commonwealth of Kentucky, to wit:

Beginning at an iron pipe in the Southwestern right of way line of present U.S. 60, at the Northeastern corner of a concrete block garage of Lot 14, Mon-E-Bak Addition, at the Northeastern corner of said Lot 14, as shown on Plat recorded in Plat Book 7, page 37, in the Office of the Clerk of Jefferson County, Kentucky, said Lot 14 now in the title of K.S. Yu, and wife, S. Yu; thence with the Southwestern right of way of present U.S. 60, South 57 degrees 06 minutes 35 seconds East, 134.98 feet to a concrete right of way marker; thence South 57 degrees 01 minutes 20 seconds East, 155.64 feet to an iron rod in the Southwestern right of way line of present U.S. 60, at the Northwestern corner of Lot 7, Mon-E-Bak Addition, now in the title of Eastwood Volunteer Fire Department; thence leaving the road with the Northwestern line of tract containing the Eastwood Fire Station Number 1, South 32 degrees 32 minutes 59 seconds West, 240.10 feet to an iron rod by a steel post in an old established fence line at the Southwestern corner of Lot 7, Mon-E-Bak Addition, now the site of Eastwood Fire Station Number 1, and being in the original Northeastern line of the 8.58 acre Tract 17 of the Mon-E-Bak Addition; thence with the Northeastern line of the 8.58 acre Tract 17 of the Mon-E-Bak Addition, running with an old established fence line, North 49 degrees 59 minutes 56 seconds West, 297.87 (for 300.00 feet ) feet to an iron pipe in a fence in the Northeastern line of the 8.58 acre Tract 17 at the Southeastern corner of Lot 14 now in title of K.S. Yu, and wife, S. Yu; thence with the Southeastern line of Lot 14, Mon-E-Bak Addition, North 33 degrees 52 minutes 59 seconds East, 203.49 feet to the point of beginning, containing 1.4931 acres, including .0574 acres of right of way added to the tract and of record in Docket Number 1-31-89, of the Jefferson County Fiscal Court, Louisville, Kentucky, said Tract being the balance of Lots 8, 9, 10, 11, 12, and 13, Mon-E-Bak Addition as shown on Plat recorded in Plat Book 7, page 37, in the Office of the Clerk of Jefferson County, Kentucky, and being the Southwestern residual strip of Mon-E. Bak Drive, as created at the rebuilding of U.S. 60.

Being the same property acquired by Blacketer Company, a Kentucky corporation, by Deed dated January 12, 2004, recorded in Deed Book 8336, Page 536, in the Office of the Clerk of Jefferson County, Kentucky.

Being the same property acquired by Louisville Gas and Electric Company, a Kentucky corporation, by General Warranty Deed dated October 7, 2010, recorded in Deed Book 9629, Page 80, in the Office of the Clerk of Jefferson County, Kentucky.